UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 542-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 10, 2019, Harmonic Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”), to issue and sell $105 million aggregate principal amount of its 2.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company also granted the Initial Purchasers an option to purchase up to an additional $10.5 million aggregate principal amount of the Notes. The Initial Purchasers exercised their option in full on September 11, 2019.

The Company estimates that the net proceeds from the sale of the Notes will be approximately $111.2 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company.

The Company used substantially all of the net proceeds from the sale of the Notes to repurchase approximately $82.5 million principal amount of its 4.00% Convertible Senior Notes due 2020 (the “2020 notes”) in privately negotiated transactions concurrently with the Notes offering. The Company intends to use the remaining net proceeds from the sale of the Notes to cover offering expenses and any further remaining net proceeds for other general corporate purposes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement.

Indenture

On September 13, 2019, the Company entered into an Indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued $115.5 million aggregate principal amount of Notes. The Notes will bear interest at 2.00% per annum, payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2020. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on September 1, 2024, unless earlier repurchased by the Company, redeemed by the Company or converted pursuant to their terms.

The initial conversion rate of the Notes is 115.5001 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $8.66 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to the close of business on the business day immediately preceding June 1, 2024, the Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on December 31, 2019, and only during such fiscal quarter, if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after June 1, 2024, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, and subject to certain conditions, either cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 6, 2022, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities of current or future subsidiaries of the Company (including trade payables).

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)	default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(2)	default in the payment of principal of any Note when due and payable on its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)

failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)	failure by the Company to issue a fundamental change company notice in accordance with the provisions of the Indenture or notice of certain other corporate events;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger, sale, conveyance, transfer and lease of assets of the Company;

(6)

failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(7)

default by the Company or any significant subsidiary (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or

(8)	certain events of bankruptcy, insolvency or reorganization of the Company or any significant subsidiary.

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes then outstanding to be due and payable. If an event of default described in clause (8) above with respect to the Company occurs, 100% of the principal of and accrued and unpaid interest on the Notes then outstanding will automatically become due and payable.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 2.00% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes, the Company terminated the certain Amended and Restated Loan and Security Agreement, dated as of December 18, 2017, among the Company, Harmonic International AG and Silicon Valley Bank on September 10, 2019 prior to the pricing of the offering of the Notes in order to allow for the issuance of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

Launch Press Release

On September 10, 2019, the Company issued a press release announcing its intention to offer $105 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pricing Press Release

On September 11, 2019, the Company issued a press release announcing the pricing of its offering of $105 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit No.

4.1	Indenture, dated September 13, 2019, between Harmonic Inc. and U.S. Bank National Association.

4.2	Form of 2.00% Convertible Senior Note due 2024 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of September 10, 2019, by and between Harmonic Inc. and Barclays Capital Inc., as representative of the several Initial Purchasers named in Schedule A attached thereto.

99.1	Press release of Harmonic Inc. dated September 10, 2019, entitled “Harmonic Inc. Announces Proposed Private Offering of $105 Million Convertible Senior Notes.”

99.2	Press release of Harmonic Inc. dated September 11, 2019, entitled “Harmonic Inc. Announces Pricing of Offering of $105 Million of Convertible Senior Notes.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2019	HARMONIC INC.

	By:	/s/ Sanjay Kalra
Sanjay Kalra
Chief Financial Officer

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